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                                                                    EXHIBIT 23.5


              [LETTERHEAD OF MAYOR, DAY, CALDWELL & KEETON, L.L.P]


                                                                   April 2, 1999


         We consent to the use of our name under the caption "Legal Matters" in the prospectus included as part of the registration statement on Form S-3 filed by Apache Corporation on the date hereof. In giving such consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.



                                       Sincerely,

                                       /s/ MAYOR, DAY, CALDWELL & KEETON, L.L.P.
                                       -----------------------------------------
                                           Mayor, Day, Caldwell & Keeton, L.L.P.